EXHIBIT 3.1
Approved April 28, 2008
AMENDED AND RESTATED
BYLAWS
OF
BANK OF GRANITE CORPORATION

i

ii

iii

AMENDED AND RESTATED BYLAWS
OF
BANK OF GRANITE CORPORATION
ARTICLE I
OFFICES
     Section 1.1 Principal Office. The principal office of the corporation shall be located in the Town of Granite Falls, Caldwell County, North Carolina.
     Section 1.2 Registered Office. The registered office of the corporation shall be maintained at such location within the State of Delaware as the Board of Directors may establish from time to time.
     Section 1.3 Other Offices. The corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 2.1 Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of Delaware, as shall in each case be fixed by the Chief Executive Officer, the President, the Secretary or the Board of Directors and designated in the notice of the meeting.
     Section 2.2 Annual Meetings. The annual meeting of stockholders shall be held each year on the fourth Monday in April, or on any other day (except Saturday, Sunday or a legal holiday) as determined by the Board of Directors, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.
     Section 2.3 Special Meetings. Special meetings of the stockholders may be called at any time by the Chief Executive Officer, the President, the Secretary or a majority of the Board of Directors.
     Section 2.4 Notice of Meetings. Written notice stating the date, time and place of the meeting shall be given not less than ten nor more than 60 days before the date of any stockholders’ meeting, either by mail, by commercial delivery service, by electronic, wire or wireless communication or by facsimile transmission, to each stockholder entitled to vote at such meeting. If mailed or delivered by commercial delivery service, such notice shall be deemed to be effective when deposited in the United States mail or with the delivery service, correctly addressed to the stockholder at the stockholder’s address as it appears on the current record of stockholders of the corporation, with postage thereon prepaid.

     In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the Delaware General Corporation Law (“DGCL”).
     When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this Section 2.4 to persons who are stockholders as of the new record date.
     Section 2.5 Waiver of Notice. Any stockholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the stockholder and delivered to the corporation (including by mail, by commercial delivery service, by electronic, wire or wireless communication or by facsimile transmission) for inclusion in the minutes or filing with the corporate records. A stockholder’s attendance at a meeting in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder or his proxy objects to considering the matter before it is voted upon.
     Section 2.6 Stockholders’ List. At least 10 days before each meeting of the stockholders, the Secretary of the corporation shall prepare an alphabetical list of the stockholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any stockholder, personally or by or with his representative, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any stockholder, personally or by or with his representative, at any time during the meeting or any adjournment thereof.
     Section 2.7 Voting Group. All shares of one or more classes or series that under the corporation’s Certificate of Incorporation and/or the DGCL are entitled to vote and be counted together collectively on a matter at a meeting of stockholders constitute a voting group. All shares entitled by the Certificate of Incorporation and the DGCL to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the Certificate of Incorporation or specifically required by law.
     Section 2.8 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of that voting group exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     In the absence of a quorum at the opening of any meeting of stockholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to Section 2.4, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.
     Section 2.9 Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the stockholder or by the stockholder’s duly authorized attorney in fact. In addition, to the extent permitted by Delaware law and as authorized by a resolution duly adopted by the Board of Directors prior to the commencement of a meeting of stockholders, shares may be voted by one or more proxies authorized by an electronic appointment of proxy transmitted by electronic means. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form, and is effective with respect to any particular matter only if it is received by the secretary of the meeting, or other officer or agent authorized to tabulate votes, prior to the closing of the polls with respect to such matter.
     Section 2.10 Voting of Shares. Each outstanding share shall be entitled to one vote on each matter voted on at a meeting of stockholders.
     Except in the election of directors as governed by Section 3.3, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law, the Certificate of Incorporation or these Bylaws.
     Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.
     Either the Board or the Chairman of the meeting may appoint one or more voting inspectors, each of whom shall take an oath to execute his duties impartially and to the best of his ability. The voting inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the number of shares outstanding, the voting power of each, the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes.
     Section 2.11 Director Nominations.

     (a) Advance Notice of Nominations of Directors. Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of stockholders. Nomination for election to the Board of Directors shall be made by the Board of Directors or the Nominating and Corporate Governance Committee appointed by the Board of Directors.
     Nomination at an annual meeting for election of any person to the Board of Directors may also be made by a stockholder if written notice of the nomination of such person shall have been delivered to the Secretary of the corporation at the principal office of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice to stockholders must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated; (b) the class and number of shares of stock of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) all other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (e) the written consent of each nominee to serve as director of the corporation if so elected.
     In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder who is a stockholder of record at the time of giving of notice of the special meeting, who is entitled to vote at the special meeting and who complies with the notice procedures set forth in this paragraph may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder shall have delivered written notice of such nomination to the Secretary of the corporation at the principal office of the corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors or the Nominating Committee of the Board of Directors to be elected at such meeting. Each such notice shall set forth the information required to be included in stockholder notices as set forth in the immediately preceding paragraph. In no event shall the public announcement of an adjournment of a special meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above.

     The chairman of the meeting may refuse to acknowledge any nomination of any person not made in compliance with the foregoing procedures.
     (b) Advance Notice of Other Business. No business shall be transacted at an annual meeting of stockholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 2.4, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a stockholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 2.12. For business to be brought before an annual meeting by a stockholder pursuant to (c) above, the stockholder must have given timely notice in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of actions to be brought before the annual meeting pursuant to (c) above shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of each stockholder proposing such business, (iii) the classes and number of shares of the corporation that are owned of record and beneficially by such stockholder, and (iv) any material interest of such stockholder in such business other than his interest as stockholder of the corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 2.12. If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these Bylaws, he or she shall so declare to the meeting, and to the extent permitted by law, any such business not properly brought before the meeting shall not be transacted.
     (c) General. For purposes of this Section 2.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
     Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III
BOARD OF DIRECTORS
     Section 3.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors. The Board of Directors may exercise all the powers of the corporation, except such as are by statute or the Certificate of Incorporation or Bylaws conferred upon or reserved to the stockholders.
     Section 3.2 Number and Qualifications. The Board of Directors shall consist of a minimum of five directors and a maximum of 12 directors. The number of directors constituting the Board of Directors may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. Not less than 3/4 of the members of the Board of Directors shall be residents of the State of North Carolina. Each director must own shares of the corporation’s capital stock with a value of not less than $1,000 during his or her term of office. No individual shall be eligible for election as a director after his or her 72nd birthday; provided that any incumbent director may continue his or her then-current term following his or her 72nd birthday. A director may not serve as attorney for any other financial institution or bank or savings and loan holding company and may not be a member of the Board of Directors of any other financial institution or bank or savings and loan holding company.
     Section 3.3 Election. Except as provided in the corporation’s Certificate of Incorporation, as amended from time to time, the directors shall be elected at the annual meeting of stockholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.
     Section 3.4 Term of Directors. The term of office for directors shall be as set forth in the corporation’s Certificate of Incorporation, as amended from time to time. The term of a director elected to fill a vacancy or a directorship authorized by the Board of Directors expires at the next stockholders’ meeting at which directors are elected. A decrease in the number of directors does not shorten an incumbent director’s term.
     Section 3.5 Removal. Directors may be removed from office in accordance with the terms of the Certificate of Incorporation, as amended from time to time.
     Section 3.6 Vacancies. Vacancies in the Board of Directors shall be filled in accordance with the corporation’s Certificate of Incorporation, as amended from time to time.
     Section 3.7 Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors at which the Chairman is present and perform such other duties as may be directed by the Board. There may also be a Vice Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Vice Chairman shall perform such duties as the Board of Directors may designate or assign from time to time. In the absence or disability of the Chairman, the Vice Chairman shall perform the duties of the Chairman and when so acting shall have all of the powers of, and be subject to all restrictions upon, the Chairman. Neither the Chairman or the Vice Chairman shall be deemed to be an executive officer of the corporation solely by virtue of service as Chairman or Vice Chairman, unless otherwise set forth in a resolution adopted by the Board of Directors.
     Section 3.8 Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.
ARTICLE IV
MEETINGS OF DIRECTORS
     Section 4.1 Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of Delaware as may be designated by the Board of Directors.
     Section 4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, or upon the request of a majority of the Board of Directors.
     Section 4.3 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least one business day before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice. As used herein, “business day” shall mean any day other than a Saturday or Sunday or day that banks located in Charlotte, North Carolina are authorized to be closed for business.
     Section 4.4 Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director’s attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     Section 4.5 Quorum. Unless the Certificate of Incorporation or these Bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed, a majority of directors in office immediately before the meeting begins shall constitute a quorum. .
     Section 4.6 Manner of Acting. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors may participate in any meeting thereof (or of any committee) by means of video or telephone conference or by similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting for all purposes.
     Section 4.7 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.
     Section 4.8 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.
ARTICLE V
COMMITTEES
     Section 5.1 Committees of the Board. The Board of Directors shall by resolution create an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and shall appoint members of the Board of Directors to serve on them. The Board shall prepare or cause to be prepared a charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. In addition, the Board of Directors may by resolution create such other committees of the Board as it deems appropriate and appoint members of the Board of Directors to serve on them. The creation of a committee of the Board and appointment of members to it must be approved by a majority of the number of directors in office when the action is taken. Each committee of the Board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation, except that a committee may not have such powers or perform such duties as may be (i) inconsistent with law, (ii) inconsistent with the Certificate of Incorporation or Bylaws, or (iii) inconsistent with the resolution creating such committee and the authority delegated to it therein. Each committee member serves at the pleasure of the Board of Directors. The provisions in these Bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board established under this section.
     Section 5.2 Meetings of Committees. Each committee of the Board of Directors shall fix its own rules of procedure consistent with the resolutions of the Board of Directors governing such committee, and shall meet as provided by such rules or by resolution of the Board of Directors (or, if applicable, the charter of such committee), and it shall also meet at the call of its chairman or any two members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of the article of these Bylaws entitled “Meetings of Directors” relating to the place of holding and notice required of meetings of the Board of Directors shall govern committees of the Board of Directors. A majority of each committee shall constitute a quorum thereof; provided, however, that in the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. Except in cases in which it is otherwise provided by the rules of such committee or by resolution of the Board of Directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure.
ARTICLE VI
OFFICERS
     Section 6.1 Officers of the Corporation. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.
     Section 6.2 Appointment and Term. The officers of the corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Each officer shall hold office until such officer’s death, resignation, retirement, removal, disqualification or such officer’s successor shall have been appointed.
     Section 6.3 Compensation of Officers. The compensation of all officers of the corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.
     Section 6.4 Removal. Any officer may be removed by the Board at any time with or without cause; but such removal shall not itself affect the officer’s contract rights, if any, with the corporation.
     Section 6.5 Resignation. An officer may resign at any time by communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer’s resignation does not affect the corporation’s contract rights, if any, with the officer.

     Section 6.6 Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.
     Section 6.7 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. In the absence or disability of the Chairman, if any, the Chief Executive Officer shall, when present, preside at all meetings of the stockholders. The Chief Executive Officer shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.
     Section 6.8 President. The President shall have responsibility for the day-to-day operations of the business of the corporation and shall report to the Chief Executive Officer. Unless otherwise provided by the Board of Directors, the President may perform such acts, not inconsistent with the applicable law, usually performed by the chief operating officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the corporation. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation. The President shall have such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall designate from time to time.
     Section 6.9 Vice-Presidents . In the absence of the President or in the event of his death, inability or refusal to act, the Vice-Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be prescribed by the Chief Executive Officer, President or Board of Directors.
     Section 6.10 Secretary . The Secretary shall: (a) keep the minutes of the meetings of stockholders, of the Board of Directors and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) maintain and authenticate the records of the corporation and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign with the Chief Executive Officer, the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) maintain and have general charge of the stock transfer books of the corporation; (f) prepare or cause to be prepared stockholder lists prior to each meeting of stockholders as required by law; (g) attest the signature or certify the incumbency or signature of any officer of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Chief Executive Officer, the President or the Board of Directors.
     Section 6.11 Assistant Secretaries . In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the Chief Executive Officer, the President or by the Board of Directors. Any Assistant Secretary may sign, with the Chief Executive Officer, the President or a Vice-President, certificates for shares of the corporation.
     Section 6.12 Treasurer . The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with Section 7.4; (b) maintain appropriate accounting records as required by law; (c) prepare, or cause to be prepared, annual financial statements of the corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each stockholder within 120 days after the end of such fiscal year; and (d) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the Chief Executive Officer, the President or by the Board of Directors.
     Section 6.13 Assistant Treasurers . In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be prescribed by the Treasurer, the Chief Executive Officer, the President or the Board of Directors.
ARTICLE VII
CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 7.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 7.2 Loans . No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Any officer or agent of the corporation thereunto so authorized may effect loans or advances for the corporation and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the corporation. Any such officer or agent, when thereunto so authorized, may mortgage, pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the corporation any real property and all stocks, bonds, other securities and other personal property at any time held by the corporation, and to that end may endorse, assign and deliver the same, and do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.
     Section 7.3 Checks and Drafts . All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.
     Section 7.4 Deposits . All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.
ARTICLE VIII
SHARES AND THEIR TRANSFER
     Section 8.1 Certificates for Shares . The shares of the corporation’s stock may be certificated or uncertificated, as provided under the DGCL, and shall be entered in the books of the corporation and registered as they are issued. Any certificate shall be in such form as may from time to time be prescribed by the Board of Directors. Each certificate shall bear the corporate seal and shall be signed either manually or by facsimile, by (i) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or registrar or by any other officer or agent designated by the Board of Directors.
     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s Certificate of Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the corporation.
     Section 8.2 Transfer of Shares . Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the corporation.

     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto, and the transaction shall be recorded upon the books of the corporation. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
     The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of all shares of stock.
     Section 8.3 Loss of Certificates . Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the corporation may issue, (i) a new certificate or certificates of stock, or (ii) uncertificated shares in place of any certificate or certificates previously issued by the corporation and alleged to have been lost, stolen or destroyed.
     Section 8.4 Fixing Record Date . The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the stockholders entitled to notice of a stockholders’ meeting, to demand a special meeting, to vote or to take any other action. Such record date may not be more than 60 nor less than 10 days before the meeting or action requiring a determination of stockholders. A determination of stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     If no record date is fixed by the Board of Directors for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the close of business on the day before the first notice of the meeting is delivered to stockholders shall be the record date for such determination of stockholders.
     The Board of Directors may fix a date as the record date for determining stockholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.
     Section 8.5 Holder of Record . Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote and to otherwise exercise the rights, powers and privileges of ownership of such shares.

     Section 8.6 Shares Held by Nominees . The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and stockholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (i) the name, address and taxpayer identification number of the nominee, (ii) the name, address and taxpayer identification number of the beneficial owner, (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the stockholder, and (iv) the purposes for which the beneficial owner shall be recognized as the stockholder.
     The purposes for which the corporation shall recognize the beneficial owner as the stockholder may include the following: (i) receiving notice of, voting at and otherwise participating in stockholders’ meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters’ rights under the DGCL; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements and other communications from the corporation; (vii) making any demand upon the corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a stockholder with respect to the shares.
     The certificate shall be effective ten business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.
     If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and to be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.
ARTICLE IX
GENERAL PROVISIONS
     Section 9.1 Indemnification . Any person (1) who at any time serves or has served as an officer, employee or a director of the corporation or any of its subsidiaries, or (2) who, while serving as an officer, employee or a director of the corporation or any of its subsidiaries, serves or has served at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee, other fiduciary or administrator under an employee benefit plan (any such person, an “indemnitee”), shall have a right to be indemnified by the corporation to the fullest extent from time to time permitted by law against (a) expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him or her liable by reason of the fact that such person is or was acting in such capacity, and (b) payments actually and reasonably made by such person in satisfaction of any liability, judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he or she may have become liable in any such action, suit or proceeding; provided that, if an indemnitee is adjudged to be liable to the corporation in connection with an action or suit by or in the right of the corporation, indemnification shall be made only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the fullest extent from time to time permitted by law, the corporation agrees to pay the indemnitee’s expenses, including attorney’s fees and expenses actually and reasonably incurred in defending any such action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification; provided that, the indemnified party first provides the corporation with (a) a written affirmation of the indemnified party’s good faith belief that such party meets the standard of conduct necessary for indemnification under the laws of the State of Delaware and (b) a written undertaking by or on behalf of such indemnified party to repay the amount advanced if it shall ultimately be determined by a final judicial decision from which there is no further right to appeal that the applicable standard of conduct has not been met. The foregoing rights of the indemnitee hereunder shall inure to the benefit of the indemnitee, whether or not he or she is an officer, director, employee, or agent at the time such liabilities are imposed or expenses are incurred.
     The Board of Directors shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this Bylaw, including without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount or indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The corporation may purchase and maintain insurance on behalf of an indemnitee against any liability asserted against such person arising out of his or her capacity with the corporation, whether or not the corporation has the power to indemnify such person against such liability under this Bylaw.
     Any person who at any time after the adoption of this Bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw, including a right of indemnification under any statute, agreement or insurance policy
     Section 9.2 Distributions . The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its stockholders pursuant to law and subject to the Certificate of Incorporation.

     Section 9.3 Seal . The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed or affixed on the margin hereof, is hereby adopted as the corporate seal of the corporation.
     Section 9.4 Fiscal Year . The fiscal year of the corporation shall be fixed by the Board of Directors.
     Section 9.5 Amendments . Except as otherwise provided in the Certificate of Incorporation, as amended from time to time, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or by the affirmative vote of holders of not less than 80% of the outstanding voting stock of the corporation.
     Section 9.6 Definitions . Unless the context otherwise requires, terms used in these Bylaws shall have the meanings assigned to them in the DGCL to the extent defined therein.